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                            OVERSEAS FILMGROUP, INC.
                        AUTOMATIC STOCK OPTION AGREEMENT



RECITALS

     A. The Corporation has implemented an automatic option grant program under the Corporation's 1996 Basic Stock Option and Stock Appreciation Rights Plan pursuant to which eligible non-employee members of the Corporation's Board will automatically receive special option grants at designated intervals over their period of Board service in order to provide each such individual with a meaningful incentive to continue to serve as a member of the Board.

     B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's Common Stock under the Plan.

     C. The granted option is intended to be a non-statutory option which does NOT meet the requirements of Section 422 of the Internal Revenue Code.

     D. All capitalized terms in this Agreement, to the extent not otherwise defined in the Agreement, shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. LIMITED TRANSFERABILITY. This option shall not be transferable by the Optionee either voluntarily or by operation of law, other than by will or the laws of descent and distribution following Optionee's death, and may, during the Optionee's lifetime, be exercised only by the Optionee.

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          4.   EXERCISABILITY.  This option shall become exercisable for all the
Option Shares upon the Optionee's completion of one (1)-year of Board service measured from the Grant Date and shall remain so exercisable until the Expiration Date or the sooner termination of the option term under Paragraph 5 or 6.

          5. CESSATION OF BOARD SERVICE. Should Optionee cease to serve as a Board member for any reason while holding this option, then the period for exercising this option shall be reduced to a thirty-six (36)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised in the aggregate for more than the number of shares of Common Stock for which this option is exercisable at the time of Optionee's cessation of Board service.
Upon the EARLIER of (i) the expiration of such thirty-six (36)-month period or
(ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Board service, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

          6.   CORPORATE TRANSACTION.

               (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent this option is assumed by the successor corporation or its parent company.

               (b) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, PROVIDED the aggregate Exercise Price shall remain the same.

          7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, reclassification, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution

                                      2.
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or enlargement of benefits hereunder; provided, however, that the aggregate
Exercise Price shall remain the same.

          8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee or, in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be, must take the following actions:

                      (i) The Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Option Shares to be purchased under the exercised option.

                     (ii) The Exercise Price for the purchased shares shall be paid in one or more of the following alternative forms:

                         -    cash or check made payable to the
          Corporation's order;

                         - shares of Common Stock held by Optionee (or any other person or persons exercising the option) for a period of at least six (6) months, and valued at Fair Market Value on the Exercise Date; or

                         - to the extent such procedure is available at the time the Option is exercised, through a special sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares plus the applicable Federal, state and local income taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                                      3.
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                    (iii)     Appropriate documentation evidencing the
     right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than Optionee.

                     (iv) Appropriate arrangement must be made with the Corporation for the satisfaction of all Federal, state and local income tax withholding requirements applicable to the option exercise.

               (b) Except to the extent the sale and remittance procedure specified above is utilized, payment of the Exercise Price for the purchased shares must accompany the Exercise Notice delivered to the Corporation in connection with the option exercise.

               (c) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

               (d) In no event may this option be exercised for fractional shares.

          10. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          11.  COMPLIANCE WITH LAWS AND REGULATIONS.

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market or the Nasdaq Small Cap Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.


                                      4.
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          12.  SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          13. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the automatic option grant program in effect under the Plan and are in all respects limited by and subject to the express terms and provisions of that program. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.


                                      5.
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                                    EXHIBIT I
                               NOTICE OF EXERCISE


          I hereby notify Overseas  Filmgroup, Inc. (the "Corporation") that I
elect to purchase            shares of the Corporation's Common Stock (the
"Purchased Shares") at the option exercise price of $            per share (the
"Exercise Price") pursuant to that certain option (the "Option") granted to me pursuant to the automatic option grant program under the Corporation's 1996
Basic Stock Option and Stock Appreciation Rights Plan on                     ,
199   .

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. To the extent such procedure is available at the time the Option is exercised, I may also utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares.

                    , 199
-----------------        --
Date


                                   ------------------------------------------
                                   Optionee

                                   ------------------------------------------
                                   Address:


                                   ------------------------------------------

Print name in exact manner
it is to appear on the
stock certificate:
                                   ------------------------------------------


Address to which certificate
is to be sent, if different
from address above:
                                   ------------------------------------------

                                   ------------------------------------------


Social Security Number:
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                                    APPENDIX


     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Automatic Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C.   COMMON STOCK shall mean the Corporation's common stock.

     D. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     E. CORPORATION shall mean Overseas Filmgroup, Inc., a Delaware corporation.

     F. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

     G. EXERCISE PRICE shall mean the exercise price payable per share as specified in the Grant Notice.

     H. EXPIRATION DATE shall mean the date on which the option term expires as specified in the Grant Notice.

     I. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          - While the Common Stock is traded only on the OTC Bulletin Board, the Fair Market Value per share shall be the average of the highest bid and lowest asked prices of the Common Stock quoted on the relevant date.


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          -    If the Common Stock should subsequently become traded on
     the Nasdaq Small Cap Market, then the Fair Market Value per share shall be the average of the highest bid and lowest asked prices of the Common Stock quoted for the relevant date. However, for any date in question under the Plan on which there is a closing selling price quoted for the Common Stock on the Nasdaq Small Cap Market, such closing selling price shall be deemed to be the Fair Market Value per share of Common Stock on that date.

          - Should the Common Stock be admitted for trading on the Nasdaq National Market, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on that date as reported by the National Association of Securities Dealers on the Nasdaq National Market.

          - If the Common Stock becomes traded on any Stock Exchange, then the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on that date on such exchange, as reported in The Wall Street Journal.

     J. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     K. GRANT NOTICE shall mean the Notice of Grant of Automatic Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     L.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     M. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     N. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

     O. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     P. PLAN shall mean the Corporation's 1996 Basic Stock Option and Stock Appreciation Rights Plan.

     Q. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.



                                      A-2.